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                                                                    EXHIBIT 23.1

                        INDEPENDENT ACCOUNTANT'S CONSENT

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Leucadia National Corporation of our report dated March 12, 2003 relating to the Company's financial statements and financial statement schedule, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading 'Experts' in such registration statement.

/s/ PriceWaterhouseCoopers LLP

New York, New York
July 9, 2003